UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2006

PURE CYCLE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-8814	84-0705083
(State of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

8451 Delaware Street, Thornton, CO  80260
(Address of principal executive office)        (Zip Code)

(303) 292-3456
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

This Current Report on Form 8-K is filed by Pure Cycle Corporation, a Delaware corporation (the Registrant), in connection with the matters described herein.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On December 14, 2006 the Audit Committee of the Board of Directors (the “Audit Committee”) of the Registrant was informed by its independent registered public accounting firm, Anton Collins Mitchell LLP (“ACM”), that it declined to stand for re-election.  As recommended by the Audit Committee, the Board of Directors on December 15, 2006 engaged GHP Horwath, P.C. (“GHP”), as its independent registered public accounting firm to audit the Registrant’s financial statements for the fiscal year ending August 31, 2007.

ACM’s reports on the financial statements of the Registrant for the two most recent fiscal years ended August 31, 2006 and 2005, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

ACM’s report on the effectiveness of the Company’s internal control over financial reporting as of August 31, 2006 identified a material weakness in that the Company’s closing process failed to identify all necessary accounting adjustments for certain transactions.

During the two most recent fiscal years ended August 31, 2006 and 2005, and the subsequent interim period through December 15, 2006, there were (i) no disagreements with ACM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to ACM’s satisfaction, would have caused ACM to make reference to the subject matter of such disagreement in connection with its reports on the financial statements of the Registrant, except as described below, and (ii) no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K, except with respect to the material weakness in internal controls identified above.

Certain of the assets the Company acquired pursuant to an Asset Purchase Agreement (the “Arkansas River Agreement”) entered into on August 31, 2006 with High Plains A&M, LLC (“HP A&M”), are subject to outstanding promissory notes with principal and accrued interest totaling approximately $14.6 million. Such notes were not assumed by the Company and remain the obligation of HP A&M. The notes are secured by deeds of trust on the assets acquired by the Company from HP A&M.  Pursuant to FASB Interpretation No. 45 Guarantor’s Accounting and Disclosure Requirements for Guarantees Including Indirect Guarantees of Indebtedness of Others (as amended), because the Company would lose a portion of the land and water rights acquired from HP A&M if the defaulted notes are not cured, the Company’s contingent obligation under any defaulted promissory note is considered an indirect guarantee of debt, and thus the outstanding balance of the promissory notes has been reflected as a liability in the Company’s balance sheet included in the Company’s Form 10-K.  It is ACM’s position that for periods commencing after August 31, 2006 (the acquisition date) interest accrued on this debt should be treated as an expense paid by a principal shareholder in accordance with Staff Accounting Bulletin No. 79, Accounting for Expenses or Liabilities by Principal Stockholder(s), whereby all expense payments would be reflected as interest expense with a corresponding increase to additional paid in capital. The Audit Committee has discussed this matter with ACM, and as of the date ACM informed the Audit Committee of its declination to stand for re-election, this matter had not been resolved to ACM’s satisfaction. The Company continues to evaluate the accounting for the HP A&M promissory notes, and it has authorized ACM to respond fully to the inquiries of GHP on this matter.

The Registrant provided ACM with a copy of the foregoing disclosures. Attached to this report as Exhibit 16.1, and incorporated herein by reference, is a copy of ACM’s letter to the Securities and Exchange Commission, dated December 18, 2006.

During the two most recent fiscal years ended August 31, 2006 and 2005, respectively, and the subsequent interim period through December 15, 2006, neither the Registrant nor anyone on its behalf has consulted GHP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements, and neither a written report was provided to the Registrant nor oral advice was provided to the Registrant that GHP concluded was an important factor considered by the Registrant in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304(a) of Regulation S-K), or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

16.1 Letter from ACM to the Securities and Exchange Commission, dated December 18, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 18, 2006

PURE CYCLE CORPORATION

By:	/s/ Mark W. Harding,
President and Chief Financial Officer